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                          HOLMES PROTECTION GROUP, INC.

1996 STOCK INCENTIVE PLAN

1.  Purpose:

    The purpose of this Plan is to strengthen Holmes Protection Group, Inc. (the "Company") by providing (i) an incentive to its key employees, consultants and directors, and thereby encouraging them to devote their abilities and industry to the success of the Company's business enterprise; and (ii) an inducement essential to attracting, securing and retaining the services of persons best qualified to serve as key employees, consultants and directors of the Company. It is intended that this purpose be achieved by extending to all such persons an added long-term incentive for high levels of performance and unusual efforts through the grant of Incentive Stock Options, Nonqualified Stock Options and Restricted Stock (as each term is hereinafter defined).

2.  Effect on Other Plans:

    Upon approval of this Plan by the stockholders of the Company pursuant to
    Section 19 hereof, no further stock options or other awards shall be granted under the Company's 1994 Amended and Restated Senior Executives' Option Plan (formerly the "1992 Senior Executives' Option Plan"), (the "1994 Plan") or the Company's 1992 Directors' Stock Option (the "1992 Director Plan"). All stock options outstanding under the 1994 Plan and the 1992 Director Plan shall continue to be governed by the terms of the 1994 Plan and the 1992 Director Plan, and the relevant stock option agreement pertaining to each such stock option.

3.  Definitions:

    For purposes of the Plan, unless otherwise specified, capitalized terms shall have the following meanings:

    3.1 "Adjusted Fair Market Value" means, in the event of a Change in Control, the greater of (i) the highest price per Share paid to holders of the Shares in any transaction (or series of transactions) constituting or resulting in a Change in Control or (ii) the highest Fair Market Value of a Share during the ninety (90) day period ending on the date of a Change in Control.

    3.2 "Agreement" means the written agreement between the Company and an Optionee or Awardee evidencing the grant of an Option or Award and setting forth the terms and conditions thereof.

    3.3  "Award" means a grant of Restricted Stock.

    3.4 "Awardee" means a person to whom any Restricted Stock has been granted under the Plan.

    3.5  "Board" means the Board of Directors of the Company.

    3.6 "Cause" means (a) for purposes of Sections 6.5 and 7.6 hereof, the commission of an act of fraud or intentional misrepresentation or an act of embezzlement, misappropriation or conversion of assets of the Company or any Subsidiary, and (b) for all other purposes, the commission of an act of fraud, dishonesty, unlawful or illegal conduct, gross negligence, insubordination, failure to substantially perform one's duties with the Company or any Subsidiary, or intentional misrepresentation, or a violation of the Company's Code of Business Ethics and Policies or similar set of standards of conduct and business practices adopted by the Board, or an act of embezzlement,

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         misappropriation or conversion of assets or opportunities of the
         Company or any Subsidiary, or a determination by the Board that there is a reasonable basis for concern that any governmental agency or regulatory authority, or similar authority in any jurisdiction in which the Company or any Subsidiary conducts or intends to conduct business, seek licensing or submit a proposal to conduct business may find the person unsuitable or unfit, or the failure of the person to provide appropriate information to, or cooperate with any regulatory or other governmental authority.

    3.7 "Change in Capitalization" means any increase or reduction in the number of Shares, or any change (including, but not limited to, a change in value) in the Shares or exchange of Shares for a different number or kind of shares or other securities of the Company, by reason of a reclassification, recapitalization, merger, consolidation, reorganization, spin-off, split-up, issuance of warrants or rights or debentures, stock dividend, stock split or reverse stock split, cash dividend, property dividend, combination or exchange of shares, repurchase of shares, change in corporate structure or otherwise.

    3.8 A "Change in Control" shall mean the occurrence during the term of the Plan of:

         a. The "acquisition" by any "Person" (as the term "person" is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of any securities of the Company which generally entitles the holder thereof to vote for the election of directors of the Company (the "Voting Securities") which, when added to the Voting Securities then "Beneficially Owned" by such person, would result in such Person "Beneficially Owning" forty percent (40%) or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that for purposes of this paragraph (a), a Person shall not be deemed to have made an acquisition of Voting Securities if such Person: (i) acquires Voting Securities as a result of a stock split, stock dividend or other corporate restructuring in which all stockholders of the class of such Voting Securities are treated on a pro rata basis; (ii) acquires the Voting Securities directly from the Company; (iii) becomes the Beneficial Owner of more than the permitted percentage of Voting Securities solely as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by such Person; (iv) is the Company or any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Controlled Entity") or (v) acquires Voting Securities in connection with a "Non-Control Transaction" (as defined in paragraph (c) below); or

         b. The individuals who, as of April 1, 1996, are members of the Board (the "Incumbent Board"), cease for any reason to constitute at least two-thirds of the Board; provided, however, that if either the election of any new director or the nomination for election of any new director by the Company's stockholders was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

         c.     The consummation or effectiveness of:

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               i.   A merger, consolidation or reorganization involving the
                    Company (a "Business Combination"), unless

                    (1) the stockholders of the Company, immediately before the Business Combination, own, directly or indirectly immediately following the Business Combination, at least fifty-one percent (51%) of the combined voting power of the outstanding voting securities of the corporation resulting from the Business Combination (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before the Business Combination, and

                    (2) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for the Business Combination constitute at least a majority of the members of the Board of Directors of the Surviving Corporation, and

                    (3) no Person (other than the Company or any Controlled Entity, a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation or any Controlled Entity, or any Person who, immediately prior to the Business Combination, had Beneficial Ownership of forty percent (40%) or more of the then outstanding Voting Securities) has Beneficial Ownership of forty percent (40%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities (a transaction described in this subparagraph i shall be referred to as a "Non-Control Transaction");

               ii.  a complete liquidation or dissolution of the Company; or

               iii. the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Controlled Entity).

         Notwithstanding the foregoing, (x) a Change in Control shall not be deemed to occur solely because forty percent (40%) or more of the then outstanding Voting Securities is Beneficially Owned by (A) a trustee or other fiduciary holding securities under one or more employee benefit plans or arrangements (or any trust forming a part thereof) maintained by the Company or any Controlled Entity or (B)any corporation which, immediately prior to its acquisition of such interest, is owned directly or indirectly by the stockholders of the Company in the same proportion as their ownership of stock in the Company immediately prior to such acquisition; and (y) if an Eligible Employee's employment is. terminated and the Eligible Employee reasonably demonstrates that such termination (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control or (B) otherwise occurred in connection with, or in anticipation of, a Change in Control which actually occurs, then for all purposes hereof, the date of a Change in Control with respect to the Eligible Employee shall mean the date immediately prior to the date of such termination of employment.

         3.9    "Code" means the Internal Revenue Code of 1986, as amended.


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         3.10   "Committee" means a committee consisting of at least two (2)
                directors who are Disinterested Directors and Outside Directors appointed by the Board to administer the Plan and to perform the functions set forth herein.

         3.11   "Company" means Holmes Protection Group, Inc.

         3.12 "Director Option" means an Option granted pursuant to Section 6 hereof.

         3.13 "Disability" means a physical or mental infirmity which impairs the Optionee's or Awardee's ability to perform substantially his or her duties for a period of one hundred eighty (180) consecutive days.

         3.14 "Disinterested Director" means a director of the Company who is "disinterested" within the meaning of Rule 16b-3 under the Exchange Act.

         3.15 "Division" means any of the operating units or divisions of the Company designated as a Division by the Committee.

         3.16 "Eligible Employee" means any officer or other employee or consultant of the Company or a Subsidiary designated by the Committee as eligible to receive Options or Awards subject to the conditions set forth herein.

         3.17 "Employee Option" means an Option granted pursuant to Section 7 hereof.

         3.18 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         3.19 "Fair Market Value" on any date means the average of the high and low sales prices of the Shares on such date on the principal national securities exchange on which such Shares are listed or admitted to trading, or if such Shares are not so listed or admitted to trading, the arithmetic mean of the per Share closing bid price and per Share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to Shares on such date, the Fair Market Value shall be the value established by the Board in good faith and in accordance with Section 422 of the Code.

         3.20 "Incentive Stock Option" means an Option satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Option.

         3.21 "Nonemployee Director" means a director of the Company who is not an employee of the Company or any Subsidiary and who is first elected or appointed to serve as a director of the Company after April 1, 1996.

         3.22 "Nonqualified Stock Option" means an Option which is not an Incentive Stock Option.

         3.23 "Option" means an Employee Option, a Director Option, or either or both of them.

         3.24 "Optionee" means a person to whom an Option has been granted under the Plan.


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         3.25   "Outside Director" means a director of the Company who is an
                "outside director" within the meaning of Section 162(m) of the Code and the Treasury Regulations promulgated thereunder.

         3.26 "Parent" means any corporation which is a parent corporation (within the meaning of Section 424(e) of the Code) with respect to the Company.

         3.27 "Plan" means the Holmes Protection Group, Inc. 1996 Stock Incentive Plan.

         3.28 "Pooling Period" means, with respect to a Pooling Transaction, the period ending on the day after the first date on which the combined entity resulting from the Pooling Transaction publishes thirty days of combined operating results or, if the Board makes a determination, such other period following the Pooling Transaction which the Board reasonably determines is appropriate in connection with the Pooling Transaction as a means of qualifying for and preserving "pooling of interests" accounting treatment.

         3.29 "Pooling Transaction" means an acquisition of or by the Company in a transaction which is intended to be treated as a "pooling of interests" under generally accepted accounting principles.

         3.30 "Restricted Stock" means Shares issued or transferred to an Eligible Employee pursuant to Section 9 hereof, which are subject to restrictions which lapse over time without regard to the performance of the Company, a Subsidiary or a Division.

         3.31 "Retirement" shall mean the termination of employment with the Company by reason of the attainment of the age which the Company, by policy or otherwise, has established as the age at which salaried employees may or shall be required to terminate their employment and receive retirement benefits.

         3.32 "Shares" means the common stock, par value $.01 per share, of the Company.

         3.33 "Subsidiary" means any corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) with respect to the Company.

         3.34 "Successor Corporation" means a corporation, or a parent or subsidiary thereof within the meaning of Section 424(a) of the Code, which issues or assumes a stock option in a transaction to which Section 424(a) of the Code applies.

         3.35 "Ten-Percent Stockholder" means an Eligible Employee, who, at the time an Incentive Stock Option is to be granted to him or her, owns (within the meaning of Section 422(b)(6) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company, or of a Parent or a Subsidiary.

4. Administration:

         4.1 The Plan shall be administered by the Committee which shall hold meetings at such times as may be necessary for the proper administration of the Plan. The Committee shall keep minutes of its meetings. A quorum shall consist of not less than two members of the Committee and a majority of a quorum may authorize any action. Any decision or determination reduced to writing and signed by a majority of all of the members of the Committee shall be as fully effective as if made by a majority vote at a meeting duly called

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               and held. Each member of the Committee shall be a
               Disinterested Director and an Outside Director. No member of the Committee shall be liable for any action, failure to act, determination or interpretation made in good faith with respect to this Plan or any transaction hereunder, except for liability arising from his or her own willful misfeasance, gross negligence or reckless disregard of his or her duties. The Company hereby agrees to indemnify each member of the Committee for all costs and expenses and, to the extent permitted by applicable law, any liability incurred in connection with defending against, responding to, negotiating for the settlement of or otherwise dealing with any claim, cause of action or dispute of any kind arising in connection with any actions in administering this Plan or in authorizing or denying authorization to any transaction hereunder.

         4.2 Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time to:

               a. determine those individuals to whom Employee Options shall be granted under the Plan and the number of Incentive Stock Options and/or Non qualified Stock Options to be granted to each Eligible Employee and to prescribe the terms and conditions (which need not be identical) of each Employee Option, including the purchase price per Share subject to each Employee Option, and make any amendment or modification to any Agreement consistent with the terms of the Plan; and

               b. select those Eligible Employees to whom Awards shall be granted under the Plan and to determine the number of Shares of Restricted Stock to be granted pursuant to each Award and the terms and conditions of each Award, and make any amendment or modification to any Agreement consistent with the terms of the Plan.

         4.3 Subject to the express terms and conditions set forth herein, the Committee shall have the power from time to time:

               a. to construe and interpret the Plan and the Options and Awards granted thereunder and to establish, amend and revoke rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Agreement, in the manner and to the extent it shall deem necessary or advisable to make the Plan fully effective, and all decisions and determinations by the Committee in the exercise of this power shall be final, binding and conclusive upon the Company, its Subsidiaries, the Optionees and Awardees and all other persons having any interest therein;

               b. to determine the duration and purposes for leaves of absence which may be granted to an Optionee or Awardee on an individual basis without constituting a termination of employment or service for purposes of the Plan;

               c. to exercise its discretion with respect to the powers and rights granted to it as set forth in the Plan; and

               d. generally, to exercise such powers and to perform such acts as are deemed necessary or advisable to promote the best interests of the Company with respect to the Plan.


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5. Stock Subject to the Plan:

         5.1 The maximum number of Shares that may be made the subject of Options and Awards granted under the Plan is 2,000,000. Upon a Change in Capitalization, the maximum number of Shares shall be adjusted in number and kind pursuant to Section 11 hereof; provided, however, that the maximum number of Shares that any Eligible Employee may receive pursuant to the Plan in respect of Options and Awards may not exceed 500,000 Shares. The Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Board.

         5.2 Whenever any outstanding Option or Award or portion thereof expires, is canceled or is otherwise terminated for any reason, the Shares allocable to the canceled or otherwise terminated portion of the Option or Award may again be the subject of Options or Awards granted hereunder.

6. Option Grants for Nonemployee Directors:

         6.1 Eligibility: The class of individuals eligible to receive grants of options under this Section 6 of the Plan shall be directors of the Company who are not employees of the Company or its affiliates and who have not, within one (1) year immediately preceding the determination of such director's eligibility, received any award under any other plan of the Company or its affiliates that entitles the participants therein to acquire stock, stock options or stock appreciation rights of the Company or its affiliates (other than options granted under any other plan under which participants' entitlements are governed by provisions meeting the requirements of Rule 16b-3(c)(2)(ii) promulgated under the Exchange Act) ("Eligible Directors").

         6.2   Grant:

               a. Effective December 4, 1995, subject to approval of the Plan by the stockholders of the Company and availability of an adequate number of Shares designated under the Plan, each Eligible Director then in office will be granted an option to purchase 25,000 Shares.

               b. Upon first election or appointment to the Board, each newly elected or appointed Eligible Director will be granted an option to purchase 25,000 Shares.

               c. Immediately following each Annual Stockholders Meeting, commencing with the meeting following the close of fiscal year 1996, each Eligible Director, other than an Eligible Director first elected to the Board within the twelve (12) months immediately preceding and including such meeting, will be granted an option to purchase 1,000 Shares (such option together with the options referenced in paragraphs
                    (a) and (b) above, each a "Director Option").

         6.3 Purchase Price: The purchase price for Shares under each Director Option shall be equal to 100% of the Fair Market Value of such Shares on the date of the grant.

         6.4 Vesting: Subject to Sections 6.5 and 8.4 hereof, each Director Option shall vest and become exercisable in whole or in part at any time from the date of the grant.


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         6.5   Duration: Each Director Option shall terminate on the date which is the fifth anniversary of the grant date, unless terminated earlier as follows:

               a. If an Optionee's service as a Director terminates for any reason other than Disability, death or Cause, the Optionee may, for a period of three (3) months after such termination, exercise his or her Option, after which time the Option shall automatically terminate in full.

               b. If an Optionee's service as a Director terminates by reason of the Optionee's resignation or removal from the Board, in either case, due to Disability, the Optionee may, for a period of one (1) year after such termination, exercise his or her Option, after which time the Option shall automatically terminate in full.

               c. If an Optionee's service as a Director terminates for Cause, the Option granted to the Optionee hereunder shall immediately terminate in full and no rights thereunder may be exercised.

               d. If an Optionee dies while a Director or within three (3) months after termination of service as a Director as described in clause (a) or (b) of this Section 6.5, the Option granted to the Optionee may be exercised at any time within twelve (12) months after the Optionee's death by the person or person to whom such rights under the Option shall pass by will, or by the laws of descent or distribution, after which time the Option shall terminate in full; provided, however, that an Option may be exercised to the extent, and only to the extent, that the Option or portion thereof was exercisable on the date of death or earlier termination of the Optionee's services as a Director.

         6.6 Formula Award Plan: For purposes of this Section 6, the Plan is intended to be an ongoing formula award plan (as described in Rule 16b-3(c) (2) (ii) under the Exchange Act), such that the awards granted hereunder shall not affect the recipient's disinterested status for purposes of administering any stock related plans of the Company established pursuant to Rule 16b-3 under the Exchange Act.

7. Option Grants for Eligible Employees:

         7.1 Authority of Committee: Subject to the provisions of the Plan and to Section 5.1 hereof, the Committee shall have full and final authority to select those Eligible Employees who will receive Options (each, an "Employee Option"), the terms and conditions of which shall be set forth in an Agreement; provided, however, that no person shall receive any Incentive Stock Options unless he or she is an employee of the Company, a Parent or a Subsidiary at the time the Incentive Stock Option is granted.

         7.2 Purchase Price: The purchase price or the manner in which the purchase price is to be determined for Shares under each Employee Option shall be determined by the Committee and set forth in the Agreement, provided that the purchase price per Share under each Employee Option shall not be less than 100% of the Fair Market Value of a Share on the date the Employee Option is granted (110% in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder).

         7.3 Maximum Duration: Employee Options granted hereunder shall be for such term as the Committee shall determine, provided that an Incentive Stock Option shall not be

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                exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Option granted to a Ten-Percent Stockholder) and a Nonqualified Stock Option shall not be exercisable after the expiration of ten (10) years from the date it is granted. The Committee may, subsequent to the granting of any Employee Option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

         7.4 Vesting: Subject to Section 8.4 hereof, each Employee Option shall vest and become exercisable in such installments (which need not be equal) and at such times as may be designated by the Committee and set forth in the Agreement. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Employee Option expires. The Committee may accelerate the exercisability of any Employee Option or portion thereof at any time.

         7.5    Termination of Employment Due to Death, Disability or
                Retirement: In the event the employment of the Optionee is terminated by reason of death, Disability or Retirement, the Committee may provide in the Agreement that any outstanding Options granted to the Optionee shall become immediately exercisable and shall thereafter be fully exercisable at any time prior to the expiration date of the Options or within twelve (12) months after such date of termination of employment, whichever period is the shorter. However, in the case of Incentive Stock Options, the favorable tax treatment prescribed under Section 422 of the Code shall not be available if such Options granted to the Optionee are not exercised within three
                (3) months after such date of termination due to Retirement.

         7.6    Termination of Employment Other Than for Death, Disability or
                Retirement: If the employment of the Optionee shall terminate for any reason other than death, Disability or Retirement or, if the Committee does not provide in the Option Agreement the treatment described in Section 7.5 hereof upon the termination of the employment of the Optionee by reason of death, Disability or Retirement, the rights under any then outstanding Option granted to the Optionee pursuant to the Plan shall, to the extent not then exercisable, terminate immediately and, to the extent then exercisable, terminate upon the expiration date of the Option or three (3) months after such date of termination of employment, whichever first occurs, subject to such exceptions (which shall be set forth in the Agreement) as the Committee may, in its sole discretion, approve. Notwithstanding the foregoing, if the employment of the Optionee is involuntarily terminated by the Company (other than by reason of death, Disability or Retirement), any then outstanding Option granted pursuant to the Plan to the Optionee shall terminate immediately upon the termination of employment; provided, that the Committee may, in its sole discretion, waive, in whole or in part, the automatic forfeiture of such Employee Options or may condition such forfeiture upon whether the termination of employment was for Cause and may set forth such waiver or condition in the Agreement or at any other time, including following the termination of employment.

         7.7 Modification or Substitution. The Committee may, in its discretion, modify outstanding Employee Options or accept the surrender of outstanding Employee Options (to the extent not exercised) and grant new Options in substitution for them. Notwithstanding the foregoing, no modification of an Employee Option shall adversely alter or impair any rights or obligations under the Employee Option without the Optionee's consent.

8. Terms and Conditions Applicable to All Options:

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         8.1    Non-transferability: No Option granted hereunder shall be
                transferable by the Optionee to whom granted otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of such Optionee only by the Optionee or his or her guardian or legal representative. The terms of such Option shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Optionee.

         8.2 Method of Exercise: The exercise of an Option shall be made only by a written notice delivered in person or by mail to the Secretary of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Agreement pursuant to which the Option was granted. The purchase price for any Shares purchased pursuant to the exercise of an Option shall be paid in full upon such exercise by any one or a combination of the following: (i) cash or (ii) transferring Shares to the Company upon such terms and conditions as determined by the Committee. Until such person has been issued the Shares subject to such exercise, he or she shall possess no rights as a stockholder with respect to such Shares. Notwithstanding the foregoing, the Committee shall have discretion to determine at the time of grant of each Employee Option or at any later date (up to and including the date of exercise) the form of payment acceptable in respect of the exercise of such Employee Option and may establish cashless exercise procedures which provide for the exercise of the Option and sale of the underlying Share by a designated broker or dealer. In that connection, the written notice pursuant to this
                Section 8.2 may also provide instructions from the Optionee to the Company that upon receipt of appropriate instructions from the Optionee's broker or dealer, designated as such on the written notice, the Company shall issue such Shares directly to the designated broker or dealer. Any Shares transferred to the Company as payment of the purchase price under an Option shall be valued at their Fair Market Value on the day preceding the date of exercise of such Option. If requested by the Committee, the Optionee shall deliver the Agreement evidencing the Option to the Secretary of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Optionee. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

         8.3 Rights of Optionees: No Optionee shall be deemed for any purpose to be the owner of any Shares subject to any Option unless and until (i) the Option shall have been exercised pursuant to the terms thereof, (ii) the Company shall have issued and delivered the Shares to the Optionee and (iii) the Optionee's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Optionee shall have full voting, dividend and other ownership rights with respect to such Shares.

         8.4 Effect of Change in Control: Notwithstanding anything contained in the Plan or an Agreement to the contrary (other than the last sentence of this Section 8.4), in the event of a Change in Control, (i) all Options outstanding on the date of such Change in Control shall become immediately and fully exercisable, (ii) the termination of an Optionee's employment following the Change in Control shall not affect his rights under this Section 8.4, and (iii) an Optionee will be permitted to surrender for cancellation within sixty (60) days after such Change in Control, any Option or portion of an Option to the extent not yet exercised and the Optionee will be entitled to receive a cash payment in an amount equal to the excess, if any, of (x)
                (A) in the case of a Nonqualified Stock Option, the greater of
                (1) the Fair Market Value, on the date preceding the date of surrender, of the Shares subject

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


                to the Option or portion thereof surrendered or (2) the Adjusted Fair Market Value of the Shares subject to the Option or portion thereof surrendered or (B) in the case of an Incentive Stock Option, the Fair Market Value, on the date preceding the date of surrender, of the Shares subject to the Option or portion thereof surrendered, over (y) the aggregate purchase price for such Shares under the Option or portion thereof surrendered; provided, however, that in the case of an Option granted within six (6) months prior to the Change in Control to any Optionee who may be subject to liability under
                Section 16(b) of the Exchange Act, such Optionee shall be entitled-to surrender for cancellation his or her Option during the sixty (60) day period commencing upon the expiration of six (6) months from the date of grant of any such Option. In the case of a Change in Control which also constitutes a Pooling Transaction and notwithstanding anything contained in the Plan or an Agreement to the contrary, the Committee may, and with respect to Director Options shall, take such actions which are specifically recommended by an independent accounting firm retained by the Company, to the extent reasonably necessary in order to assure that the Pooling Transaction will qualify as such, including, but not limited to, providing that (i) all Options or, in the alternative, such Options held by Optionees specifically identified by the Committee, shall not become immediately and fully exercisable on the date of the Change in Control but rather shall become immediately and fully exercisable on the date following the last day on which the Pooling Period expires (whether or not the Optionee is then an employee or director of the Company) and the holders of such Options shall only have the right to surrender for cancellation Options or portion thereof for the cash payment specified in clause (ii) of the first sentence of this Section 8.4 after the day following the expiration of the Pooling Period and for a period of sixty (60) days thereafter (in which case, whether or not the Optionee holding any such Options remains an employee or director of the Company, any such Option shall not terminate and shall remain exercisable for the greater of sixty (60) days after the expiration of the Pooling Period and the date such Option would otherwise terminate in accordance with the Plan and the relevant Agreement), and/or (ii) the payment specified in this Section 8.4 shall be paid in the form of cash, Shares or securities of a successor or acquirer of the Company, or a combination of the foregoing, as designated by the Committee.

9. Restricted Stock:

         9.1 Grant: The Committee may grant to Eligible Employees Awards of Restricted Stock, which shall be evidenced by an Agreement between the Company and the Awardee. Each Agreement shall contain such restrictions, terms and conditions as the Committee may, in its discretion, determine and (without limiting the generality of the foregoing) such Agreements may require that an appropriate legend be placed on Share certificates. Awards of Restricted Stock shall be subject to the terms and provisions set forth below in this Section 9.

         9.2 Rights of Awardee: Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Awardee as soon as reasonably practicable after the Award is granted, provided that the Awardee has executed an Agreement evidencing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such Shares. If an Awardee shall fail to execute the Agreement evidencing a Restricted Stock Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require within the time period prescribed by the Committee at the time the Award is granted, the Award shall be null and void. At the discretion of the Committee,

                Shares issued in connection with a Restricted Stock Award shall be deposited together with the stock powers with an escrow agent (which may be the Company) designated by the Committee. Unless the Committee determines otherwise and as set forth in the Agreement, upon delivery of the Shares to the escrow agent, the Awardee shall have all of the rights of a stockholder with respect to such Shares, including the right to vote the Shares and to receive all dividends or other distributions paid or made with respect to the Shares.

         9.3 Non-transferability: Until any restrictions upon the Shares of Restricted Stock awarded to an Awardee shall have lapsed in the manner set forth in Section 9.4 hereof, such Shares shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated, nor shall they be delivered to the Awardee.

         9.4    Lapse of Restrictions:

                a. Generally: Subject to Section 14 hereof, restrictions upon Shares of Restricted Stock awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may determine, which restrictions shall be set forth in the Agreement evidencing the Award.

                b. Effect of Change in Control: Notwithstanding anything contained in the Plan, unless the Agreement evidencing the Award provides to the contrary, in the event of a Change in Control, all restrictions upon any Shares of Restricted Stock shall lapse immediately and all such Shares shall become fully vested in the Awardee.

         9.5 Modification or Substitution: Subject to the terms of the Plan, the Committee may modify outstanding Awards of Restricted Stock or accept the surrender of outstanding Awards of Restricted Stock (to the extent not exercised) and grant new Awards in substitution for them. Notwithstanding the foregoing, no modification of an Award shall adversely alter or impair any rights or obligations under the Agreement without the Awardee's consent.

         9.6 Treatment of Dividends: At the time the Award of Shares of Restricted Stock is granted, the Committee may, in its discretion, determine that the payment to the Awardee of dividends, or a specified portion thereof, declared or paid on such Shares by the Company shall be (i) deferred until the lapsing of the restrictions imposed upon such Shares and (ii) held by the Company for the account of the Awardee until such time. If dividends are to be deferred, the Committee shall determine whether such dividends are to be reinvested in Shares (which shall be held as additional shares of Restricted Stock) or held in cash. If deferred dividends are to be held in cash, there may be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum as the Committee, in its discretion, may determine. Payment of deferred dividends, together with interest accrued thereon, shall be made upon the lapsing of restrictions imposed on such Shares, and any dividends deferred (together with any interest accrued thereon) in respect of any Shares of Restricted Stock shall be forfeited upon the forfeiture of such Shares.

         9.7 Delivery of Shares: Upon the lapse of the restrictions on Shares of Restricted Stock, the Committee shall cause a stock certificate to be delivered to the Awardee with respect to such Shares, free of all restrictions hereunder.

10. Effect of a Termination of Employment:

         The Agreement evidencing the grant of each Employee Option and each Award shall set forth the terms and conditions applicable to such Employee Option or Award upon a termination or change in the status of the employment of the Optionee or Grantee by the Company, a Subsidiary or a Division (including a termination or change by reason of the sale of a Subsidiary or a Division), as the Committee may, in its discretion, determine at the time the Employee Option or Award is granted or thereafter.

11. Adjustment Upon Changes in Capitalization:

          a. In the event of a Change in Capitalization, the Committee shall conclusively determine the appropriate adjustments, if any, to the (i) maximum number and class of Shares or other stock or securities with respect to which Options or Awards may be granted under the Plan, (ii) the maximum number of Shares with respect to which Options or Awards may be granted to any Eligible Employee during the term of the Plan, (iii) the number and class of Shares or other stock or securities which are subject to Director Options issuable under Section 6 hereof; (iv) the number and class of Shares or other stock or securities which are subject to outstanding Options or Awards granted under the Plan, and the purchase price therefor, if applicable; and (v) the Performance Objectives.

          b. Any such adjustment in the Shares or other-stock or securities subject to outstanding Incentive Stock Options (including any adjustments in the purchase price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

          c. Any stock adjustment in the Shares or other stock or securities subject to outstanding Director Options (including any adjustments in the purchase price) shall be made only to the extent necessary to maintain the proportionate interest of the Optionee and preserve, without exceeding, the value of such Director Option.

          d. If, by reason of a Change in Capitalization, a Grantee of an Award shall be entitled to, or an Optionee shall be entitled to exercise an Option with respect to, new, additional or different shares of stock or securities, such new additional or different shares shall thereupon be subject to all of the conditions, restrictions and performance criteria which were applicable to the Shares subject to the Award or Option, as the case may be, prior to such Change in Capitalization.

12. Effect of Certain Transactions:

     Subject to Sections 8.4 and 9.4(b) hereof, in the event of (i) the liquidation or dissolution of the Company or (ii) a merger or consolidation of the Company (a "Transaction"), the Plan and the Options and Awards issued hereunder shall continue in effect in accordance with their respective terms and each Optionee and Awardee shall be entitled to receive in respect of each Share subject to any outstanding Options or Awards, as the case may be, upon exercise of any Option or payment or transfer in respect of any Award, the same number and kind of stock, securities, cash, property, or other consideration that each holder of a Share was entitled to receive in the Transaction.

13. Termination and Amendment of the Plan:

     The Plan shall terminate on the day preceding the tenth anniversary of the date of its adoption by the Board and no Option or Award may be granted thereafter. The Board may sooner terminate the Plan and the Board may at any time and from time to time amend, modify or suspend the Plan; provided, however, that:

          a. No such amendment, modification, suspension or termination shall impair or adversely alter any Options or Awards theretofore granted under the Plan, except with the consent of the Optionee or Awardee, nor shall any amendment, modification, suspension or termination deprive any Optionee or Awardee of any Shares which he or she may have acquired through or as a result of the Plan;

          b. To the extent necessary under Section 16(b) of the Exchange Act and the rules and regulations promulgated thereunder or other applicable law, no amendment shall be effective unless approved by the stockholders of the Company in accordance with applicable law and regulations; and

          c. The provisions of Section 6 hereof shall not be amended more often than once every six (6) months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated thereunder.

14. Certain Limitations:

     Notwithstanding any other provision of the Plan to the contrary:

          a. stockholder approval shall be required for any material amendment of the Plan to become effective (with materiality as determined for purposes of Section 16(b) of the Exchange Act, the rules and regulations promulgated thereunder, and the interpretations of the Securities and Exchange Commission and its staff in connection therewith);

          b. no amendment or adjustment of the exercise price of an Option (whether through amendment, cancellation or replacement grants, or other means of repricing of such Options), in respect of an Option having an exercise price greater than the Fair Market Value of a Share as of the date of such amendment or adjustment, shall be authorized under the Plan unless stockholder approval of such repricing is obtained;

          c. stockholder approval shall be required for any lapse or waiver of restrictions on Shares of Restricted Stock not expressly specified in the Agreement evidencing the Award; and

          d. an Award of Shares of Restricted Stock shall provide for the lapse of restrictions in no less than three years after the date of the Award in respect of at least 50% of the Shares subject to that Award.

     However, the Committee shall have the discretion to act in respect of Options or Awards in a manner not in compliance with the requirements of this Section 14, provided that the number of Shares which are the subject of such Options or Awards does not exceed in the aggregate three percent (3%) of the maximum number of Shares that may be made the subject of Options and Awards under the Plan as set forth in Section 5.1 hereof.

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


15. Non-Exclusivity of the Plan:

     Except as provided in Section 2 hereof, the adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

16. Limitation of Liability:

     As illustrative of the limitations of liability of the Company, but not intended to be exhaustive thereof, nothing in the Plan shall be construed to:

          a. give any person any right to be granted an Option or Award other than at the sole discretion of the Committee;

          b. give any person any rights whatsoever with respect to Shares except as specifically provided in the Plan;

          c. limit in any way the right of the Company to terminate the employment of any person at any time; or

          d. be evidence of any agreement or understanding, expressed or implied, that the Company will employ any person at any particular rate of compensation or for any particular period of time.

17. Regulations and Other Approvals; Governing Law:

     17.1 Except as to matters of federal law, this Plan and the rights of all persons claiming hereunder shall be construed and determined in accordance with the laws of the State of Delaware without giving effect to conflicts-of-law principles.

     17.2 The obligation of the Company to sell or deliver Shares with respect to Options and Awards granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

     17.3 The Plan is intended to comply with Rule 16b-3 promulgated under the Exchange Act and the Committee shall interpret and administer the provisions of the Plan or any Agreement in a manner consistent therewith. Any provisions inconsistent with such Rule shall be inoperative and shall not affect the validity of the Plan.

     17.4 The Board may make such changes as may be necessary or appropriate to comply with the rules and regulations of any government authority, or to obtain for Eligible Employees granted Incentive Stock Options the tax benefits under the applicable provisions of the Code and regulations promulgated thereunder.

     17.5 Each Option and Award is subject to the requirement that, if at any time the' Committee determines, in its discretion, that the listing, registration or qualification of Shares issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Option or Award or the issuance of Shares, no Options or Awards shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions as acceptable to the Committee.

     17.6 Notwithstanding anything contained in the Plan or any Agreement to the contrary, in the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended, and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Act of 1933, as amended, and Rule 144 or other regulations thereunder. The Committee may require any individual receiving Shares pursuant to an Option or Award granted under the Plan, as a condition precedent to receipt of such Shares, to represent and warrant to the Company in writing that the Shares acquired by such individual are acquired without a view to any distribution thereof and will not be sold or transferred other than pursuant to an effective registration thereof under said Act or pursuant to an exemption applicable under the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder. The certificates evidencing any of such Shares shall be appropriately amended to reflect their status as restricted securities as aforesaid.

18. Miscellaneous:

     18.1 Multiple Agreements: The terms of each Option or Award may differ from other Options or Awards granted under the Plan at the same time, or at some other time. The Committee may also grant more than one Option or Award to a given Eligible Employee during the term of the Plan, either in addition to, or in substitution for, one or more Options or Awards previously granted to that Eligible Employee.

     18.2 Withholding of Taxes:

          a. The Company shall have the right to deduct from any distribution of cash to any Optionee or Awardee, an amount equal to the federal, state and local income taxes and other amounts as may be required by law to be withheld (the "Withholding Taxes") with respect to any Option or Award. If an Optionee or Awardee is to experience a taxable event in connection with the receipt of Shares pursuant to an Option exercise or payment of an Award (a "Taxable Event"), the Optionee or Awardee shall pay the Withholding Taxes to the Company prior to the issuance, or release from escrow, of such Shares. In satisfaction of the obligation to pay Withholding Taxes to the Company, the Optionee or Awardee may make a written election (the "Tax Election"), which may be accepted or rejected in the discretion of the Committee, to have withheld a portion of the Shares then issuable to him or her having an aggregate Fair Market Value, on the date preceding the date of such issuance, equal to the Withholding Taxes, provided that in respect of an Optionee or Awardee who may be subject to liability under Section 16(b) of the Exchange Act either: (i) in the case of a Taxable Event involving an Option or an Award (A) the Tax Election is made at least six (6) months prior to the date of the Taxable Event and (B) the Tax Election is irrevocable with respect to all Taxable Events of a similar nature occurring prior to the expiration of six (6) months following a revocation of the Tax Election; or (ii) in the case of the exercise of an Option (A) the Optionee makes the Tax Election at least six (6) months after the date the

               Option was granted, (B) the Option is exercised during the ten
               (10) day period beginning on the third business day and ending on the twelfth business day following the release for publication of the Company's quarterly or annual statement of sales and earnings (a "Window Period") and (C) the Tax Election is made during the Window Period in which the related Option is exercised or prior to such Window Period and subsequent to the immediately preceding Window Period; or (iii) in the case of a Taxable Event relating to the payment of an Award (A) the Awardee makes the Tax Election at least six (6) months after the date the Award was granted and
               (B) the Tax Election is made (x) in the case of a Taxable Event occurring within a Window Period, during the Window Period in which the Taxable Event occurs, or (y) in the case of a Taxable Event not occurring within a Window Period, during the Window Period immediately preceding the Taxable Event relating to the Award. Notwithstanding the foregoing, the Committee may, by the adoption of rules or otherwise, (i) modify the provisions of this
               Section 18.2 (other than as regards Director Options) or impose such other restrictions or limitations on Tax Elections as may be necessary to ensure that the Tax Elections will be exempt transactions under Section 16(b) of the Exchange Act, and (ii) permit Tax Elections to be made at such other times and subject to such other conditions as the Committee determines will constitute exempt transactions under Section 16(b) of the Exchange Act.

          b. If an Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Share or Shares issued to such Optionee pursuant to the exercise of an Incentive Stock Option within the two-year period commencing on the day after the date of the grant or within the one-year period commencing on the day after the date of transfer of such Share or Shares to the Optionee pursuant to such exercise, the Optionee shall, within ten (10) days of such disposition, notify the Company thereof, by delivery of written notice to the Company at its principal executive office.

          c. The Committee shall have the authority, at the time of grant of an Employee Option under the Plan or at any time thereafter, to award tax bonuses to designated Optionees, to be paid upon their exercise of Employee Options granted hereunder. The amount of any such payments shall be determined by the Committee. The Committee shall have full authority in its absolute discretion to determine the amount of any such tax bonus and the terms and conditions affecting the vesting and payment thereof.

     18.3 Interpretation: Unless otherwise expressly stated in the relevant Agreement, any grant of Options or an Award is intended to be performance-based compensation within the meaning of Section 162(m)(4)(C) of the Code. The Committee shall not be entitled to exercise any discretion otherwise authorized hereunder with respect to such Options or Awards if the ability to exercise such discretion or the exercise of such discretion itself would cause the compensation attributable to such Options or Awards to fail to qualify as performance-based compensation.

19. Effective Date:

     The effective date of the Plan shall be the date of its adoption by the Board, subject only to the approval by the affirmative vote of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting of stockholders duly held in accordance with the applicable laws of the State of Delaware within twelve (12) months of such adoption.















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